Exhibit 10.2

SECOND MODIFICATION AND LENDER JOINDER AGREEMENT
DATE:    July 8, 2014

PARTIES:	Borrower: COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership
Administrative Agent    JPMORGAN CHASE BANK, N.A.
for the Lenders:
Lenders:

Existing Lenders:    JPMORGAN CHASE BANK, N.A.

REGIONS BANK
New Lender:        U.S. BANK NATIONAL ASSOCIATION

RECITALS
A.Existing Lenders have extended to Borrower a credit facility ("Loan") in a maximum principal amount not to exceed $100,000,000.00 (subject to potential increases up to an aggregate maximum principal amount of $750,000,000.00 as set forth in the Credit Agreement defined below) at any time pursuant to that Credit Agreement dated as of January 13, 2014, among Borrower, Administrative Agent and the Lenders defined therein, as modified by the Modification Letter Agreement dated February 13, 2014, and the First Modification Agreement dated June 25, 2014 (the "Credit Agreement"), and evidenced by the Notes. The unpaid principal of the Loan as of July 3, 2014 was $100,000,000.00. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.
B.    The Loan is secured by the property described in certain of the Loan Documents.
C.    The Continuing Guaranty executed January 13, 2014 by Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation and Cole OFC San Jose (Ridder Park) CA, LP, a Delaware limited partnership, together with each Counterpart Agreement Re: Continuing Guaranty executed by the respective Subsidiary Guarantor identified on Schedule 1 attached hereto (severally and collectively, the "Guaranty") were delivered to Administrative Agent for the benefit of the Lenders.
D.    Borrower has requested an increase in the Aggregate Revolving Commitment in the amount of $50,000,000.00 in accordance with the provisions of 2.14 of the Credit Agreement and has requested that Administrative Agent and the Lenders modify the Loan and the Loan Documents as provided herein. New Lender has agreed to provide a Revolving Commitment under the Credit Agreement, as provided herein. Administrative Agent and the Lenders are willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

SECTION 1.	ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.

SECTION 2.	MODIFICATION OF LOAN DOCUMENTS.
2.1    The following definitions set forth in Section 1.01 of the Credit Agreement are hereby modified in their entirety to read as follows:
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on July 7, 2014, is ONE HUNDRED FIFTY MILLION and No/100 DOLLARS ($150,000,000.00).
“Applicable Rate” means, from time to time the applicable rate per annum set forth in the applicable table below opposite the Leverage Ratio, as determined as of the last day of the immediately preceding fiscal quarter.
PRIOR TO AN UNSECURED CONVERSION

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and Letters of Credit	Applicable Rate for Base Rate Loans (including Swing Line Loans)	Unused Fee
I	< 50%	1.90%	0.90%	0.30%
II	> 50% and < 55%	2.05%	1.05%	0.30%
III	> 55% and < 60%	2.20%	1.20%	0.30%
IV	> 60% and < 65%	2.45%	1.45%	0.30%
V	> 65%	2.75%	1.75%	0.30%

FROM AND AFTER THE EFFECTIVE DATE OF AN UNSECURED CONVERSION

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and Letters of Credit	Applicable Rate for Base Rate Loans (including Swing Line Loans)	Unused Fee
I	< 40%	1.70%	0.70%	0.25%
II	> 40% and < 45%	1.80%	0.80%	0.25%
III	> 45% and < 50%	1.90%	0.90%	0.30%
IV	> 50% and < 55%	2.05%	1.05%	0.30%
V	> 55% and < 60%	2.20%	1.20%	0.30%
VI	> 60% and < 65%	2.45%	1.45%	0.30%
VII	> 65%	2.75%	1.75%	0.30%

Initially, on the Closing Date, the Applicable Rate shall be determined based upon the Leverage Ratio specified in the certificate delivered pursuant to Section 4.01(b)(xii). Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, the "greatest" Pricing Level in the applicable table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until such time as such delinquent Compliance Certificate is delivered). As used herein, the "greatest" Pricing Level means (i) prior to an Unsecured Conversion, Pricing Level V, and (ii) from and after the effective date of an Unsecured Conversion, Pricing Level VII.
“Documentation Agent” means U.S. BANK NATIONAL ASSOCIATION in its capacity as documentation agent under any of the Loan Documents, or any successor or additional documentation agent(s).
“Unencumbered Asset Value” means, as of any date of calculation, the sum of:  (a) for Qualified Unencumbered Properties owned eighteen (18) months or more, an amount equal to (i) Consolidated Net Operating Income during the Measurement Period most recently ended for such Qualified Unencumbered Properties divided by (ii) the Capitalization Rate, plus (b) 100% of the actual purchase price paid for Qualified Unencumbered Properties owned less than eighteen (18) months (excluding any costs and expenses incurred in connection therewith that were added to the purchase price, all as reasonably calculated and suggested by the Borrower and approved by the Administrative Agent in its reasonable discretion); provided, however, that on and after the First Anniversary Date (A) no tenant will account for greater than twenty percent (20%) of Unencumbered Asset Value without Administrative Agent’s reasonable approval, (B) no Qualified Unencumbered Property will account for greater than twenty percent (20%) of Unencumbered Asset Value without Administrative Agent’s reasonable approval, (C) Qualified Unencumbered Properties that are multi‑tenant Projects shall not account for more than twenty‑five percent (25%) of Unencumbered Asset Value, (D) Dark Qualified Unencumbered Properties will not account for greater than five percent (5%) of Unencumbered Asset Value without Administrative Agent's reasonable approval, and (E) a minimum of thirty percent (30%) of the Consolidated Net Operating Income generated by Qualified Unencumbered Properties used to calculate Unencumbered Asset Value shall be derived from investment grade (BBB- or above by S&P or Baa3 or above by Moody’s) tenants or tenants whose lease obligations are guaranteed by an investment grade (BBB- or above from S&P or Baa3 or above by Moody’s) entity (so long as such guaranty is in effect).
2.2    Schedule 2.01 attached to the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto as Exhibit A ("Revised Schedule 2.01") and by this reference incorporated herein and therein.
2.3    This Second Modification and Lender Joinder Agreement (this "Agreement") shall constitute one of the Loan Documents as that term is defined in the Credit Agreement.
2.4    Each reference in the Loan Documents to any of the Loan Documents is hereby modified to be a reference to such document as modified herein.
2.5    The Increase Effective Date is the date of this Agreement.

SECTION 3.	JOINDER OF NEW LENDER.
3.1    New Lender agrees that as of the date hereof, New Lender will have a Revolving Commitment in the amount set forth opposite its name on Revised Schedule 2.01. The parties acknowledge, agree and confirm that New Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement and a "Lender" for all purposes under the Credit Agreement and the other Loan Documents, and shall have all the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if New Lender had executed the Credit Agreement.

SECTION 4.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 5.	BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Administrative Agent and the Lenders:
5.1    No Default exists under the Loan Documents.
5.2    There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Administrative Agent in connection with the Loan from the most recent financial statement received by Administrative Agent.

5.3    All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.
5.4    As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
5.5    The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
5.6    Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 6.	CONDITIONS PRECEDENT.
The agreements of Administrative Agent and the Lenders and the modifications contained herein shall not be binding upon Administrative Agent or the Lenders until Administrative Agent and Lenders have executed and delivered this Agreement, and Administrative Agent (or New Lender, where applicable) has received, at Borrower's expense (except with respect to Sections 6.5 and 6.8 below), all of the following, all of which shall be in form and content satisfactory to Administrative Agent and shall be subject to approval by Administrative Agent:
6.1    An original of this Agreement fully executed by Borrower;
6.2    An original of the attached Consent and Agreement of Guarantor fully executed by Guarantors;
6.3    An original of the attached Consent and Agreement of each Subordinated Creditor fully executed by Advisor (defined in the Advisor Fee Subordination Agreement) and by Series C, LLC;
6.4    An original Revolving Note in favor of New Lender;
6.5    An original of the Administrative Questionnaire fully executed by New Lender;
6.6    An opinion of counsel to the Loan Parties acceptable to Administrative Agent;
6.7    Payment by Borrower of fees required under the Fee Letter;

6.8    Payment by New Lender to Administrative Agent for the benefit of Existing Lenders of thirty-three and one-third percent (33.333333333%) of the outstanding principal amount of the Committed Revolving Loans to be paid equally to Existing Lenders;
6.9    Such other documents as Administrative Agent may require relating to the existence and good standing of Borrower, and the authority of any person executing this Agreement or other documents on behalf of Borrower; and
6.10    Payment of all reasonable out-of-pocket external costs and expenses incurred by Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).

SECTION 7.	INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Administrative Agent and the Lenders in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except as provided in the Credit Agreement. The terms of this Agreement shall control with respect to any inconsistencies, conflicts or ambiguities between or among the Agreement and the other Loan Documents.

SECTION 8.	BINDING EFFECT.
The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.

SECTION 9.	CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.	COUNTERPART EXECUTION.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on Following Pages]

DATED as of the date first above stated.

BORROWER:

COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership, as Borrower

By:	Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation, its general partner

By:    /s/ Todd J. Weiss
Name:    Todd J. Weiss

Title:	Authorized Officer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

EXISTING LENDERS:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

REGIONS BANK

By:    /s/ Michael R. Mellott
Name:    Michael R. Mellott
Title:    Director

NEW LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Matthews K. Mains
Name:    Matthews K. Mains
Title:    Senior Vice President